Exhibit 99.1

WABCO Reports Q2 2016 Results; Generates Strong Growth While Continuing to Outperform Global Commercial Vehicle Market; Upgrades Guidance for 2016

•	Q2 2016 sales of $732.2 million, up 10.8 percent from a year ago and up 11.5 percent in local currencies

•	Q2 2016 reported operating income of $96.9 million, up from $80.6 million a year ago; and performance Q2 2016 operating income of $103.8 million, up from $91.6 million a year ago

•	Q2 2016 reported operating margin of 13.2 percent, up from 12.2 percent a year ago; and performance Q2 2016 operating margin of 14.2 percent, up from 13.9 percent a year ago

•	In Q2 2016, WABCO continued to strongly convert income into cash, resulting in net cash from operating activities of $114.8 million

•	Q2 2016 reported diluted EPS of $1.33, up from $1.12 a year ago; and performance Q2 2016 diluted EPS of $1.43, up from $1.40 a year ago

•	Upgrades sales guidance for full year 2016 to now range from $2,780 million to $2,860 million versus previous guidance from $2,700 million to $2,830 million; sales growth to now range from 7 to 10 percent in local currencies versus previous guidance from 6 to 11 percent

•	Upgrades reported diluted EPS guidance for full year 2016 to now range from $3.73 to $4.03 versus previous guidance from $3.43 to $3.93; and performance full year 2016 diluted EPS to now range from $5.60 to $5.90 versus previous guidance from $5.30 to $5.80

BRUSSELS, Belgium, July 20, 2016 – WABCO Holdings Inc. (NYSE: WBC), a leading global supplier of technologies and services that improve the safety, efficiency and connectivity of commercial vehicles, today reported Q2 2016 results.

U.S. Dollars in millions except EPS or otherwise indicated	Q2 2016	Q2 2015
Sales	$732.2	$661.1
Sales change – in U.S. Dollars year on year	Up 10.8%	—
Sales change – in local currencies year on year	Up 11.5%	—
Operating Income – Reported	$96.9	$80.6
Operating Income – Performance	$103.8	$91.6
Operating Margin – Reported	13.2%	12.2%
Operating Margin – Performance	14.2%	13.9%
Net Income Attributable to the Company – Reported	$75.1	$65.8
Net Income Attributable to the Company – Performance	$80.4	$81.7
Diluted EPS – Reported	$1.33	$1.12
Diluted EPS – Performance	$1.43	$1.40

“In Q2 2016, we demonstrated once again WABCO’s consistent ability to generate strong sales growth that outperforms the commercial vehicle market relative to global truck and bus production,” said Jacques Esculier, WABCO Chairman and Chief Executive Officer. “Overall, we augmented levels of WABCO content per vehicle through market share gain and further adoption of safety and efficiency technologies.”

In Q2 2016, WABCO’s Operating System, the company’s globally standardized management environment, delivered $20.7 million of materials and conversion productivity, up 16 percent year on year. It generated gross materials productivity of 5.4 percent, a strong quarterly gain. It also delivered conversion productivity of 6.4 percent in our factories spanning 4 continents, another sustained robust achievement.

“In addition, we generated further cost efficiency throughout WABCO’s global value chain, which contributes to our healthy operating margin,” said Esculier. “Our relentless and rigorous cost management further differentiates WABCO as we stay on track for delivering more than $15 million in cost savings in operating expenses for full year 2016.”

In Q2 2016, WABCO continued to strongly convert income into cash, resulting in net cash from operating activities of $114.8 million.

WABCO Upgrades Full Year 2016 Guidance

“Integrating the latest developments in market dynamics and tax environment, we are in a position to upgrade our guidance for full year 2016,” said Esculier. “Moving forward, we also reaffirm WABCO’s ability to outperform the commercial vehicle market and to deliver continuous productivity gains.”

Full Year 2016 Guidance
	Prior	Updated
Sales – in millions	$2,700 - $2,830	$2,780 – $2,860
Sales growth – in local currencies	6% - 11%	7% - 10%
Operating Margin – Reported	12.7% - 13.2%	12.4% - 12.9%
Operating Margin – Performance	13.8% - 14.3%	13.5% - 14.0%
Diluted EPS – Reported	$3.43 - $3.93	$3.73 - $4.03
Diluted EPS – Performance	$5.30 - $5.80	$5.60 - $5.90

As previously disclosed, WABCO’s reported full year 2016 guidance includes a substantial one-time, non-cash tax provision related to the European Commission’s January 2016 decision against the Belgian tax authority.

“WABCO emphasizes its long-standing commitment to transform top-line growth into healthy bottom-line results through our three-pillar strategy of technology leadership, globalization and excellence in execution,” said Esculier. “At the same time, we maintain confidence in our ability to continue to deliver outstanding value for WABCO’s shareowners.”

WABCO Share Buyback Program Update

Since June 2011, WABCO has repurchased 17,091,912 shares for $1,347.8 million in open market transactions as of June 30, 2016, including 626,200 shares bought back for $64.3 million during Q2 2016. WABCO is further authorized to repurchase up to $124.0 million of additional shares through December 31, 2016.

Recent WABCO Highlights

In Q2 2016, WABCO unveiled its joint development with ZF to connect active steering to WABCO’s extensive active braking capability. The addition of lateral control to WABCO’s full longitudinal control of both truck and trailer is an industry-first milestone on the path to autonomous driving for commercial vehicles. The first application demonstrated in June enables a new capability – evasive maneuver assist (EMA) – to help avoid rear-end collisions. EMA complements WABCO’s autonomous emergency braking system (AEBS) in extreme circumstances such as traffic jams that appear suddenly after curves.

Recently, WABCO has further enlarged its long-term growth prospects in emerging markets such as China and India by entering into contracts with two key automotive makers for the supply of vacuum pumps. WABCO’s industry-leading compact vacuum pumps are differentiated through modular, lightweight design and ultra-low power consumption. These technologically innovative vacuum pumps enable better fuel economy and reduced emissions. In Q2 2016, WABCO entered into a new multi-year supply agreement with Geely, one of China’s largest automobile manufacturers and owner of Volvo passenger cars. WABCO will supply the vast majority of vacuum pumps for Geely cars and SUVs in the Chinese market, starting in 2019. Manufacturing will take place at WABCO’s world-class factory in Qingdao, China. In addition, WABCO has acquired a new customer in India, Mahindra & Mahindra, one of the country’s largest makers of passenger cars. WABCO INDIA’s breakthrough long-term agreement is for supply of vacuum pumps across a major engine platform, with series production expected to begin in late 2017.

In North America in Q2 2016, joint venture Meritor WABCO received the “Excellence in Quality” and the “On-Time Delivery Performance” awards from Hino Motors Manufacturing U.S.A. The two awards recognize achieving a perfect zero parts-per-million (PPM) defect rate and perfect 100 percent on-time delivery during the 2015 calendar year. Significantly, Meritor WABCO has been recognized with this quality award seven times in the past eight years and has received the on-time delivery award five times. Meritor WABCO has supplied Hino with pneumatic and hydraulic anti-lock braking systems (ABS) for commercial vehicles built in North America since 2003. Hino is a Toyota Group Company.

Major Chinese heavy-duty truck manufacturers continue to increase adoption of OptiRide™ electronically controlled air suspension (ECAS) in series production, such as China National Heavy Truck Corporation (CNHTC), Dongfeng Liuzhou Motor Company (DFLQ) and Shaanqi. WABCO’s OptiRide technology is by far the global commercial vehicle industry’s best-selling ECAS solution. Since 2014, WABCO remains the first and only supplier of ECAS systems for truck and bus manufacturers in China, the world’s largest commercial vehicle market. Award-winning OptiRide technology improves fuel economy up to 3 percent while providing optimal ride performance.

In Q2 2016, WABCO entered into two multi-year supply agreements with one of the world’s largest automotive manufacturers, which is headquartered in the United States. The first award is a contract extension to supply mechanical vacuum pumps for the customer’s full-size pick-up trucks and SUVs. The extended contract also engages WABCO as sole supplier. Separately, for this same customer later in 2019, WABCO Korea will begin tier-two supply of mechanical vacuum pumps for premium passenger vehicle engine applications. Vehicles equipped as such are expected to be marketed in North America, in part of the European Union and throughout Asia. WABCO’s industry-leading mechanical vacuum pumps are differentiated through application-specific optimizations, which feature lightweight designs and ultra-low power consumption for gasoline direct-injection and diesel engines. WABCO’s manufacturing site for these major contracts remains at its world-class factory in Qingdao, China.

Conference Call Today

Jacques Esculier, Chairman and Chief Executive Officer, and Prashanth Mahendra-Rajah, Chief Financial Officer, will discuss WABCO’s results and outlook on a conference call at 9:00 a.m. Eastern Time today. It will be webcast at www.wabco-auto.com where the press release and financial information will be available under “WABCO Q2 2016 Results.”

The call is also accessible by telephone in listen only mode. Dial-in number is +1 408 940 3818 and U.S. toll-free dial-in number is 877 844 0834.

A replay of the call will be available from 12:00 Noon Eastern Time on July 20 until 12:00 Noon Eastern Time on July 27, 2016. Replay dial-in number is +1 404 537 3406 and U.S. toll-free dial-in number is 855 859 2056. Conference ID is 34894211.

About WABCO

WABCO (NYSE: WBC) is a leading global supplier of technologies and services that improve the safety, efficiency and connectivity of commercial vehicles. Founded nearly 150 years ago, WABCO continues to pioneer breakthrough innovations for advanced driver assistance, braking, stability control, suspension, transmission automation and aerodynamics. Partnering with the transportation industry as it maps a route toward autonomous driving, WABCO also uniquely connects trucks, trailers, drivers, cargo, and fleet operators through telematics, as well as advanced fleet management and mobile solutions. WABCO is regularly recognized among “the best of the best” companies. Forbes named WABCO “America’s Best-Managed Capital Goods Company.” For four consecutive years, Institutional Investor named WABCO among the “Top 3” in its sector for “Best CEO.” WABCO reported sales of $2.6 billion in 2015. Headquartered in Brussels, Belgium, WABCO has 12,000 employees in 39 countries. WABCO’s 2015 Annual Report is available at www.ar.wabco-auto.com. For more information, visit www.wabco-auto.com.

Forward-Looking Statements

This document contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that are based on management’s good faith expectations and beliefs concerning future developments. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “strategies,” “prospects,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the actual level of commercial vehicle production in our end markets, adverse developments in the business of our key customers, pricing changes to our supplies or products, our ability to successfully integrate any acquired businesses or our acquired businesses not performing as planned, the outcome of any appeals against the European Commission’s decision to invalidate Belgium’s Excess Profit Ruling Program and the company’s ability to avail itself of alternative tax relief for the period subject to the clawback or the success of any other avenues the company pursues to mitigate the impact of the European Commission’s decision, and the other risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” section of WABCO’s Form 10-K, as well as in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Information Concerning Forward Looking Statements” section of WABCO’s Form 10-Q Quarterly Reports. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on company estimates.

Non-GAAP Financial Measures

To facilitate the understanding of Q2 2016 results, several tables follow this news release. Sales, gross profit, operating expenses, and operating income, which exclude the effects of foreign exchange, as well as EBIT and pre-tax income attributable to company, are non-GAAP financial measures. Additionally, gross profit, operating expenses, operating income, operating margin, EBIT, tax rate, pre-tax income attributable to company, net income attributable to the company, and net income attributable to the company per diluted share on a “performance basis” are non-GAAP financial measures that exclude items for separation, streamlining and acquisition, discrete and one-time tax items, and other items that may mask the underlying operating results of the company, as applicable. These measures should be considered in addition to, not as a substitute for, GAAP measures. These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner. Management believes that presenting these non-GAAP measures is useful to shareholders because it enhances their understanding of how management assesses the operating performance of the company’s business. Certain non-GAAP measures may be used, in part, to determine incentive compensation for current employees.

WABCO Financial Attachment

•	Condensed Consolidated Statements of Operations

•	Condensed Consolidated Balance Sheets

•	Condensed Consolidated Statements of Cash Flows

•	Three Months Ended June 30, 2016 Data Supplement Sheet

•	Six Months Ended June 30, 2016 Data Supplement Sheet

•	Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2016 Guidance

WABCO media, investors and analysts contact

Christian Fife, +1 248 270 9290, christian.fife@wabco-auto.com

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Amounts in millions, except share and per share data)	2016	2015	2016	2015
Sales	$732.2	$661.1	$1,420.8	$1,313.3
Cost of sales	502.2	453.6	977.3	892.2

Gross profit	230.0	207.5	443.5	421.1

Operating expenses:
Selling and administrative expenses	98.9	90.2	189.3	178.2
Product engineering expenses	32.9	36.2	67.6	74.6
Other operating expense, net	1.3	0.5	2.7	2.2

Operating income	96.9	80.6	183.9	166.1

Equity income of unconsolidated joint ventures, net	5.3	8.0	12.5	14.6
Other non-operating income/(expense), net	0.1	(0.9)	0.2	1.0
Interest expense, net	(3.0)	(0.9)	(6.0)	(1.6)

Income before income taxes	99.3	86.8	190.6	180.1

Income tax expense	20.4	18.5	121.5	37.0

Net income including noncontrolling interests	78.9	68.3	69.1	143.1

Less: Net income attributable to noncontrolling interests	3.8	2.5	7.4	5.4

Net income attributable to Company	$75.1	$65.8	$61.7	$137.7

Net income per common share:
Basic	$1.34	$1.13	$1.10	$2.37
Diluted	$1.33	$1.12	$1.09	$2.35
Cash dividend per share of common stock	$—	$—	$—	$—

Weighted average common shares outstanding:
Basic	56,074,209	58,063,388	56,279,630	58,159,649
Diluted	56,298,672	58,493,352	56,511,879	58,663,339

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
(Amounts in millions)	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$599.2	$515.2
Short-term investments	44.6	43.8
Accounts receivable, less allowance for doubtful accounts: $5.9 in 2016; $5.9 in 2015	506.6	444.0
Inventories:
Finished products	115.9	95.7
Products in process	14.8	7.8
Raw materials	113.2	109.2
Taxes receivable on income	—	13.2
Guaranteed notes receivable	50.7	53.9
Other current assets	150.6	103.6

Total Current Assets	1,595.6	1,386.4

Property, plant and equipment, less accumulated depreciation	414.4	398.0
Goodwill	432.3	377.7
Deferred tax assets	202.3	280.8
Investments in unconsolidated joint ventures	21.0	24.7
Intangible assets, net	73.4	62.8
Other Assets	65.5	59.5

Total Assets	$2,804.5	$2,589.9

LIABILITIES AND EQUITY
Current liabilities:
Loans payable to banks	$2.1	$5.0
Accounts payable	184.0	159.7
Accrued payroll	107.9	105.2
Current portion of warranties	24.7	23.1
Taxes payable	13.4	—
Accrued expenses	61.2	61.9
Other accrued liabilities	145.7	109.9

Total Current Liabilities	539.0	464.8

Long-term debt	681.8	498.7
Post-retirement benefits	567.1	552.7
Deferred tax liabilities	134.1	137.1
Long-term income tax liabilities	14.0	16.3
Other liabilities	74.0	84.0

Total Liabilities	2,010.0	1,753.6

Shareholders’ equity:
Preferred stock, 4,000,000 shares authorized; none issued and outstanding	—	—

Common stock, $.01 par value, 400,000,000 shares authorized; shares issued: 78,670,533 in 2016; 78,500,084 in 2015; and shares outstanding: 55,660,712 in 2016; 56,759,566 in 2015	0.8	0.8
Capital surplus	854.9	852.6
Treasury stock, at cost: 23,009,821 shares in 2016; 21,740,518 shares in 2015	(1,621.4)	(1,497.3)
Retained earnings	1,999.9	1,938.5
Accumulated other comprehensive loss	(493.9)	(507.9)

Total shareholders’ equity	740.3	786.7
Noncontrolling interests	54.2	49.6

Total Equity	794.5	836.3

Total Liabilities and Equity	$2,804.5	$2,589.9

WABCO HOLDINGS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Amounts in millions)	2016	2015	2016	2015
Operating Activities
Net income including noncontrolling interest	78.9	68.3	69.1	143.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	17.9	18.8	35.3	36.9
Amortization of intangibles	6.1	5.1	11.0	9.9
Equity in earnings of unconsolidated joint ventures, net of dividends received	(0.1)	(0.4)	3.7	(2.1)
Non-cash stock compensation	4.3	3.3	7.7	7.0
Non-cash interest expense and debt issuance cost amortization	3.9	—	7.8	—
Deferred income tax (benefit)/expense	(4.0)	—	75.5	(0.3)
Post-retirement benefit expense	11.2	10.3	20.8	20.9
(Gain)/loss on sale of facilities	(0.3)	—	(0.3)	0.2
Changes in assets and liabilities:
Accounts receivable, net	(27.7)	(18.4)	(49.7)	(68.8)
Inventories	4.1	(1.2)	(12.7)	(21.5)
Accounts payable	(5.8)	1.0	25.4	45.4
Other accrued liabilities and taxes	37.1	3.3	31.0	20.7
Other current and long-term assets	11.4	(3.3)	13.3	(9.8)
Other long-term liabilities	(16.8)	0.1	(19.0)	(1.6)
Post-retirement benefit payments	(5.4)	(4.9)	(10.9)	(10.0)

Net cash provided by operating activities:	$114.8	$82.0	$208.0	$170.0

Investing Activities
Purchases of property, plant and equipment	(20.4)	(24.7)	(46.9)	(37.7)
Investments in capitalized software	(1.6)	(2.9)	(5.0)	(5.8)
Purchases of short-term investments, net	(84.8)	(40.1)	(45.9)	(82.5)
Cost of preferred stock investment	—	(20.0)	—	(20.0)
Acquisition of businesses, net	(30.2)	—	(92.9)	—

Net cash used by investing activities:	$(137.0)	$(87.7)	$(190.7)	$(146.0)

Financing Activities
Borrowings of long-term debt and revolving credit facilities	51.0	523.8	183.0	577.8
Repayments of long-term debt and revolving credit facilities	—	(385.0)	—	(385.0)
Net repayments of short-term debt	(3.0)	(0.4)	(2.9)	(4.8)
Purchases of treasury stock	(53.1)	(63.0)	(115.6)	(120.5)
Taxes withheld and paid on employee stock award vestings	(0.1)	(3.5)	(5.9)	(5.0)
Dividends to noncontrolling interest holders	(1.2)	—	(2.1)	(1.5)
Proceeds from exercise of stock options	1.5	9.1	2.7	15.9

Net cash (used)/provided by financing activities:	$(4.9)	$81.0	$59.2	$76.9

Effect of exchange rate changes on cash and cash equivalents	(10.4)	9.7	7.5	(24.0)

Net (decrease)/increase in cash and cash equivalents	(37.5)	85.0	84.0	76.9
Cash and Equivalents at Beginning of Period	636.7	403.6	515.2	411.7

Cash and Equivalents at End of Period	$599.2	$488.6	$599.2	$488.6

WABCO HOLDINGS INC. AND SUBSIDIARIES

Three months ended June 30, 2016 Data Supplement Sheet (Unaudited)

	Three Months Ended June 30,
(Amounts in millions, except per share data)	2016	% of Sales/ Adj Sales	2015	% of Sales/ Adj Sales	Chg vs. 2015	% Chg vs. 2015
Sales
Reported	$732.2		$661.1		$71.1	10.8%
Foreign exchange translational effects	4.6		—		4.6

Adjusted Sales	$736.8		$661.1		$75.7	11.5%

Gross Profit
Reported	$230.0	31.4%	$207.5	31.4%	$22.5	10.8%
Streamlining costs	—		1.0		(1.0)
Separation costs	0.3		0.2		0.1
Acquisition related costs	0.9		—		0.9

Performance Gross Profit	$231.2	31.6%	$208.7	31.6%	$22.5	10.8%
Foreign exchange translational effects	0.7		—		0.7

Adjusted Gross Profit	$231.9	31.5%	$208.7	31.6%	$23.2	11.1%

Operating Expenses
Reported	$133.1	18.2%	$126.9	19.2%	$6.2	4.9%
Streamlining costs	(1.4)		(6.2)		4.8
Separation costs	(0.9)		(0.9)		—
Indirect tax related costs	—		(0.6)		0.6
Acquisition related costs	(3.4)		(2.1)		(1.3)

Performance Operating Expenses	$127.4	17.4%	$117.1	17.7%	$10.3	8.8%
Foreign exchange translational effects	(0.2)		—		(0.2)

Adjusted Operating Expenses	$127.2	17.3%	$117.1	17.7%	$10.1	8.6%

Operating Income
Reported	$96.9	13.2%	$80.6	12.2%	$16.3	20.2%
Streamlining costs	1.4		7.2		(5.8)
Separation costs	1.2		1.1		0.1
Indirect tax related costs	—		0.6		(0.6)
Acquisition related costs	4.3		2.1		2.2

Performance Operating Income	$103.8	14.2%	$91.6	13.9%	$12.2	13.3%
Foreign exchange translational effects	0.9		—		0.9

Adjusted Operating Income	$104.7	14.2%	$91.6	13.9%	$13.1	14.3%

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$75.1		$65.8		$9.3	14.1%
Income tax expense	20.4		18.5		1.9
Interest expense, net	3.0		0.9		2.1

EBIT	$98.5	13.5%	$85.2	12.9%	$13.3	15.6%
Streamlining costs	1.4		7.2		(5.8)
Separation costs	1.1		1.6		(0.5)
Indirect tax related costs	—		0.6		(0.6)
Acquisition related costs	4.3		2.1		2.2

Performance EBIT (Earnings Before Interest and Taxes)	$105.3	14.4%	$96.7	14.6%	$8.6	8.9%

Pre-Tax Income
Reported Net Income Attributable to Company	$75.1		$65.8		$9.3
Income tax expense	20.4		18.5		1.9

Pre-Tax Income Attributable to Company	$95.5		$84.3		$11.2

Streamlining costs	1.4		7.2		(5.8)
Separation costs	1.1		1.6		(0.5)
Indirect tax related costs	—		0.6		(0.6)
Acquisition related costs	4.3		2.1		2.2

Performance Pre-Tax Income	$102.3		$95.8		$6.5

Tax rate on a reported basis	20.5%		21.3%
Tax rate on a performance basis	21.4%		14.7%

Net Income Attributable to Company
Reported Net Income Attributable to Company	$75.1		$65.8		$9.3
Streamlining cost	1.4		7.2		(5.8)
Separation costs	1.1		1.6		(0.5)
Indirect tax related costs	—		0.6		(0.6)
Acquisition related costs	4.3		2.1		2.2
Tax items (1)	(1.5)		4.4		(5.9)

Performance Net Income Attributable to Company	$80.4		$81.7		$(1.3)

Net Income Attributable to Company per Diluted Common Share	$1.33		$1.12
Performance Net Income Attributable to Company per Diluted Common Share	$1.43		$1.40

Common Shares Outstanding - Diluted	56.3		58.5

Incremental Gross Profit and Operating Income Margin	Gross Profit		Operating Income
Increase in adjusted sales from ‘15	75.7		75.7
Increase in adjusted income from ‘15	23.2		13.1

Incremental Income as a % of Sales	30.6%		17.3%
Less: YoY Transactional Foreign Exchange (FX) Impact			(3.5)

Increase in adjusted income from ‘15 excluding transactional FX impact			9.6
Incremental income excluding transactional FX as a % of Sales			12.7%

(1)	The tax impacts calculated are based on the statutory tax rate applicable to the item being adjusted for the jurisdiction from which the adjustment arises.

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC. AND SUBSIDIARIES

Six months ended June 30, 2016 Data Supplement Sheet (Unaudited)

	Six Months Ended June 30,
(Amounts in millions, except per share data)	2016	% of Sales/ Adj Sales	2015	% of Sales/ Adj Sales	Chg vs. 2015	% Chg vs. 2015
Sales
Reported	$1,420.8		$1,313.3		$107.5	8.2%
Foreign exchange translational effects	31.3		—		31.3

Adjusted Sales	$1,452.1		$1,313.3		$138.8	10.6%

Gross Profit
Reported	$443.5	31.2%	$421.1	32.1%	$22.4	5.3%
Streamlining costs	3.9		2.9		1.0
Separation costs	0.6		0.4		0.2
Acquisition related costs	0.9		—		0.9

Performance Gross Profit	$448.9	31.6%	$424.4	32.3%	$24.5	5.8%
Foreign exchange translational effects	7.8		—		7.8

Adjusted Gross Profit	$456.7	31.5%	$424.4	32.3%	$32.3	7.6%

Operating Expenses
Reported	$259.6	18.3%	$255.0	19.4%	$4.6	1.8%
Streamlining costs	(3.1)		(6.5)		3.4
Separation costs	(1.6)		(1.6)		(0.0)
Indirect tax related costs	—		(2.8)		2.8
Acquisition related costs	(6.2)		(4.7)		(1.5)

Performance Operating Expenses	$248.7	17.5%	$239.4	18.2%	$9.3	3.9%
Foreign exchange translational effects	4.0		—		4.0

Adjusted Operating Expenses	$252.7	17.4%	$239.4	18.2%	$13.3	5.6%

Operating Income
Reported	$183.9	12.9%	$166.1	12.6%	$17.8	10.7%
Streamlining costs	7.0		9.5		(2.5)
Separation costs	2.2		2.0		0.2
Indirect tax related costs	—		2.8		(2.8)
Acquisition related costs	7.1		4.7		2.4

Performance Operating Income	$200.2	14.1%	$185.1	14.1%	$15.1	8.2%
Foreign exchange translational effects	3.8		—		3.8

Adjusted Operating Income	$204.0	14.0%	$185.1	14.1%	$18.9	10.2%

EBIT (Earnings Before Interest and Taxes)
Reported Net Income Attributable to Company	$61.7		$137.7		$(76.0)	-55.2%
Income tax expense	121.5		37.0		84.5
Interest expense, net	6.0		1.6		4.4

EBIT	$189.2	13.3%	$176.3	13.4%	$12.9	7.3%
Streamlining costs	7.0		9.5		(2.5)
Separation costs	2.2		1.1		1.1
Indirect tax related costs	—		2.8		(2.8)
Acquisition related costs	7.1		4.7		2.4

Performance EBIT (Earnings Before Interest and Taxes)	$205.5	14.5%	$194.4	14.8%	$11.1	5.7%
Pre-Tax Income
Reported Net Income Attributable to Company	$61.7		$137.7		$(76.0)
Income tax expense	121.5		37.0		84.5

Pre-Tax Income Attributable to Company	$183.2		$174.7		$8.5
Streamlining costs	7.0		9.5		(2.5)
Separation costs	2.2		1.1		1.1
Indirect tax related costs	—		2.8		(2.8)
Acquisition related costs	7.1		4.7		2.4

Performance Pre-Tax Income	$199.5		$192.8		$6.7
Tax rate on a reported basis	63.7%		20.5%
Tax rate on a performance basis	20.8%		14.5%
Net Income Attributable to Company
Reported Net Income Attributable to Company	$61.7		$137.7		$(76.0)
Streamlining cost	7.0		9.5		(2.5)
Separation costs	2.2		1.1		1.1
Indirect tax related costs	—		2.8		(2.8)
Acquisition related costs	7.1		4.7		2.4
Tax items (1)	80.0		9.0		71.0

Performance Net Income Attributable to Company	$158.0		$164.8		$(6.8)

Net Income Attributable to Company per Diluted Common Share	$1.09		$2.35
Performance Net Income Attributable to Company per Diluted Common Share	$2.80		$2.81
Common Shares Outstanding - Diluted	56.5		58.7

Incremental Gross Profit and Operating Income Margin	Gross Profit		Operating Income
Increase in adjusted sales from ‘15	138.8		138.8
Increase in adjusted income from ‘15	32.3		18.9

Incremental Income as a % of Sales	23.3%		13.6%
Less: YoY Transactional Foreign Exchange (FX) Impact			0.1

Increase in adjusted income from ‘15 excluding transactional FX impact			19.0
Incremental income excluding transactional FX as a % of Sales			13.7%

(1)	The tax impacts calculated are based on the statutory tax rate applicable to the item being adjusted for the jurisdiction from which the adjustment arises.

Note: The presentation of the performance measures above are not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.

WABCO HOLDINGS INC. AND SUBSIDIARIES

Reconciliation of GAAP to Non-GAAP Financial Measures for Full Year 2016 Guidance

(Unaudited)

(Amounts in millions, except per share data)
Full Year 2016 Guidance
Sales
Reported Sales	$2,780.0 - $2,860.0
(1 Euro = 1.11 USD)
Operating Income

Reported Operating Income Margin	12.4% - 12.9%
Streamlining cost, impact to margin	0.5%
Separation costs, impact to margin	0.2%
Acquisition related items, impact to margin	0.4%

Performance Operating Income Margin	13.5% - 14.0%

Net Income Attributable to Company

Reported Net Income Attributable to Company	$208.7 - $225.5
Streamlining cost	15.0
Separation costs	5.0
Acquisition related items	10.0
Tax items, including one-time non-cash tax provision for EC decision (1)	75.0

Performance Net Income Attributable to Company	$313.6 - $330.4

Reported Net Income Attributable to Company per Diluted Common Share	$3.73 - $4.03

Performance Net Income Attributable to Company per Diluted Common Share	$5.60 - $5.90

Diluted common shares outstanding	~ 56

(1)	Includes the tax impacts of the above items, calculated based on the statutory tax rates applicable to each adjustment for the jurisdiction from which the adjustment arises.

Note: The presentation of performance operating margin, performance net income and performance net income per diluted common share is not in conformity with generally accepted accounting principles (GAAP). These measures may not be comparable to similar measures of other companies as not all companies calculate these measures in the same manner.